1,200,000 Shares

                         CAVION TECHNOLOGIES, INC.

                               COMMON STOCK

                          UNDERWRITING AGREEMENT


NEIDIGER, TUCKER, BRUNER, INC.
300 Plaza Level
1675 Larimer Street
Denver, Colorado 80202

(as Representative of the Several
Underwriters named in Schedule I hereto)

                                             ------------------, 1999

Gentlemen:

     Cavion Technologies, Inc., a Colorado corporation d/b/a cavion.com (the "Company"), proposes, on the terms and subject to the conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (collectively the "Underwriters"), on whose behalf Neidiger, Tucker, Bruner, Inc. ("NTB") is acting as representative (the "Representative"), a total of 1,200,000 shares (the "Firm Shares"), of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The Underwriters will have the option to purchase from the Company up to 180,000 additional shares of Common Stock (the "Option Shares") solely to cover over-allotments in the sale of the Firm Shares. The Firm Shares and any Option Shares are referred to collectively herein as the "Securities." The Company also proposes to issue and sell to you individually, and not in your capacity as Representative, five-year warrants (the "Representative's Warrants") to purchase, for 125% of the public offering price of the Firm Shares, an aggregate of 120,000 shares of the Common Stock as provided in Section 2 hereof. The Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are referred to collectively herein as the "Representative's Securities."

     As the Representative, you have advised the Company that you are authorized to enter into this Agreement on behalf of the several Underwriters and that the several Underwriters are willing, severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names on Schedule I. The term "Underwriters" refers to any individual member of the underwriting syndicate and includes any party or parties substituted for an Underwriter pursuant to Section 9 hereof.

     In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with, the Underwriters that:

     1.1 A registration statement, and amendments thereto, on Form SB-2 (Reg. No. 333-80421) with respect to the Securities, the Representative's Securities and other shares of Common Stock for the benefit of the holders thereof, including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and has been filed with the Securities and Exchange Commission (the "Commission"). The conditions for use of Form SB-2, set forth in the General Instructions thereto, have been satisfied. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Reference made herein to each Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representative two signed copies of the Registration Statement and each amendment thereto, if any, including one copy of any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with one copy of each exhibit filed therewith or incorporated by reference therein, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have requested. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as the context requires. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

          1.2 No stop order preventing or suspending the use of or requiring the recirculation of any Preliminary Prospectus has been issued by the Commission nor have any proceedings been instituted for the purpose. Each Preliminary Prospectus, at the time of first delivery to the Underwriters for distribution, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from any Preliminary Prospectus in its reliance upon and in conformity with written information furnished to the Company as stated in Section 7.1 hereof by or on behalf of any Underwriter through the Representative expressly for use with reference to the Underwriters in connection with the preparation of the Registration Statement.

          1.3 As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus), and at the Firm Closing Date and the Option Closing Date (as defined in Section 2), the Registration Statement and the Prospectus contain and will contain all statements which are required to be made therein and conform and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in its reliance upon and in conformity with written information furnished to the Company as stated in Section 12 hereof by or on behalf of any Underwriter through the Representative expressly for use with reference to the Underwriters in connection with the preparation of the Registration Statement. The Company meets all requirements for the use of a Form SB-2 registration statement in connection with the offer and sale of the Securities.

          1.4 The Company does not own or control any corporation, partnership, joint venture, unincorporated association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state or country of its organization, with full corporate power and authority and all consents, authorizations, approvals, orders, licenses, certificates and permits of and from all third parties, including without limitation, federal, state, local and other governmental authorities and all courts and other tribunals, as are necessary and material to enable the Company to own, lease, license and use its properties and assets and conduct its business as described in the Prospectus. The Company has not received notice of or have knowledge of any basis for any proceeding or action for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Company that would have a material adverse effect on the Company. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to do so would not result in a material adverse effect upon the Company.

          1.5 The capitalization of the Company is, and upon consummation of the transactions contemplated hereby will be, in all material respects as set forth in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders and have no rights of rescission with respect thereto which, if exercised, would have a material adverse effect on the Company. None of such shares have been issued by the Company in violation of any preemptive or similar rights or, to the Company's knowledge, in violation of federal or state securities laws. Except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant, convertible security or other instrument or right calling for the issuance of, any shares of capital stock of the Company or any security or other instrument which is convertible into or exercisable or exchangeable for capital stock of the Company. The capital stock of the Company, all stock option, stock bonus and other stock plans or arrangements relating to any capital stock of the Company, including the Securities and the Representative's Securities, conform in all respects to the descriptions thereof contained in the Prospectus.

          1.6 The Securities have been duly authorized and, when issued and paid for as provided herein, will be validly issued, fully paid and nonassessable. No person has any preemptive or other similar rights with respect to any of the Securities or the issue and sale thereof.

          1.7 Except as described in the Prospectus, no holder of any securities of the Company or of any options, warrants, or other convertible or exchangeable securities of the Company (i) has the right to include any securities of the Company in the Registration Statement or
(ii) has the right to include any securities issued by the Company in any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act other than those which have been waived or satisfied; and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

          1.8 Arthur Anderson LLP, which has audited the financial statements and related notes of the Company filed with the Commission as part of the Registration Statement, are, and during the periods covered by their reports were, independent certified public accountants with respect to the Company as required by the Act and the Rules and Regulations.

          1.9 The financial statements of the Company, together with related notes, and schedules, as set forth in the Registration Statement, comply in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principals consistently applied throughout the periods involved and with the Rules and Regulations, and all adjustments necessary for a fair presentation of results for such periods have been made. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules of regulatory authorities having jurisdiction over the Company. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The selected financial data and summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements in the Registration Statement.

          1.10 The minute books and stock record books of the Company are complete and correct and accurately reflect all material actions taken at meetings of the shareholders and directors of the Company, and all committees thereof, including, without limitation, the audit committee and compensation committee, and all issuances and transfers of any shares of the capital stock of the Company.

          1.11 The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed (or has duly obtained extensions of time for the filing thereof) and has paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due. The provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

          1.12 Since the respective dates as of which information is given in the Registration Statement and except as contemplated by the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or other), earnings, results of operations or properties of the Company, whether or not occurring the ordinary course of business; (ii) any transaction entered into or any liability or obligation, absolute or contingent, incurred by the Company which is material to the Company or is otherwise required to be disclosed in the Registration Statement; (iii) except as disclosed in the Registration Statement, any change in the capital stock of the Company, any increase in the short-term or long-term debt (including capitalized lease obligations) of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company; or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any acquisition by the Company of any capital stock of the Company. The Company has no material contingent obligations or commitments which are not disclosed in the Registration Statement.

          1.13 The Company maintains insurance of the type and in the amounts as are prudent and generally deemed adequate for their respective businesses and consistent with insurance maintained by similar companies in similar businesses, including general liability insurance, performance guaranty bonds, and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, including computer failure, all of which insurance is in full force and effect. The Company has not been refused any insurance or bonding coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and any performance guaranty bonds as and when such coverage expires or to obtain similar coverage from insurers and bonding firms of recognized financial responsibility.

          1.14 Except as disclosed in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending in which either the Company has been served or, to the best knowledge of the Company, is otherwise pending or threatened against the Company which, if adversely determined, will result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus which has not been so disclosed. To the best knowledge of the Company, no labor dispute by the employees of the Company exists or is imminent and which, if it now exists or comes to exist, is expected materially to affect adversely the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus.

          1.15 Each of this Agreement, the Representative's Warrants and NTB's Financial Consulting Agreement (as provided in Section 4.18 hereof) constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities have been duly and validly authorized by the Company and upon their delivery in accordance herewith will be duly issued and will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance upon the exercise of such Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock.

          1.16 The Company is not in violation of or in default under, and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with or result in a violation of or default under, the Certificate or Articles of Incorporation, Bylaws of the Company, or under foreign or domestic judgment, decree, order, statute, rule or regulation applicable to the Company or any of their respective properties, or under any permit, lease, license, contract, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company is a party or by which any of them or of their respective properties is bound. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or court necessary in connection with the execution and delivery of the Company of this Agreement, the Representative's Warrants and the Financial Consulting Agreement and the consummation of the transactions contemplated hereby and thereby (except additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), or which may be necessary to qualify the Securities for public offering by the Underwriters under state securities or "Blue Sky" Laws) has been obtained or made and is in full force and effect.

          1.17 Except as disclosed in the Prospectus, the business and operations conducted by the Company are being conducted in compliance in all material respects with all applicable federal, state and local laws.

          1.18 The descriptions in the Registration Statement and the Prospectus of material contracts, including the Company's licenses, leases and other agreements, are accurate in all material respects and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Rules and Regulations which have not been so described or filed as required.

          1.19 Each material contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally; and none of such contracts or instruments has been assigned by the Company and neither the Company nor, to the best knowledge of the Company, any other party is in default thereunder, which default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, and, to the best knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder and would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          1.20 Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Benefit Plan"), and each bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to employees of the Company ("Benefit Plans"), which is presently in existence, or was in existence at any time during the prior five calendar years, was or has been established, maintained, and operated in all material respects in compliance with all applicable federal, state and local statutes, orders, governmental rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). The Company does not, either directly or indirectly as a member of a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code ("Controlled Group"), have any material liability that remains unsatisfied for (A) the termination of any single employer plan under
Section 4062 or 4064 of ERISA, (B) any interest payments under Section 302(e) of ERISA or Section 412(m) of the Code, (C) any excise tax imposed by Section 4971, Section 4972, Section 4975 or Section 4979 of the Code,
(D) any minimum funding contributions under Section 302(c)(11) of ERISA or
Section 412(c)(11) of the Code, (E) any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, or (F) to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, or any Benefit Plan or any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") under Subtitle D or Subtitle E of Title IV of ERISA, under Subchapter D of Chapter 1 of Subtitle A of the Code or under Chapter 43 of Subtitle D of the Code. No action, suit, grievance, arbitration or other matter of litigation or claim with respect to any Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) is pending or, to the Company's knowledge, threatened or imminent against or with respect to any Benefit Plan, any member of a Controlled Group that includes the Company, or any fiduciary within the meaning of Section 3(21) of ERISA with respect to a Benefit Plan which, if determined adversely to the Company, would have a material adverse effect on the Company. Neither the Company, nor any member of a Controlled Group that includes the Company has any knowledge of any facts that would give rise to any action, suit, grievance, arbitration or any other manner of litigation or claim with respect to any Benefit Plan.

          1.21 The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers or stockholders or by others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          1.22 All transactions during the Company's current or last three fiscal years between the Company and any person who is or was during such time period an officer or director or the owner of 5% or more of the outstanding voting stock of the Company have been disclosed in the Prospectus to the extent required by the Act and the Rules and Regulations; and the terms of each such transaction are and were in all material respects fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

          1.23 To the best knowledge of the Company after due inquiry, the Company owns or has the irrevocable right to use all patents, trademarks, service marks, assumed names, trade names, copyrights, and other intellectual property rights (collectively referred to herein as "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted or proposed to be conducted as described in the Prospectus. The Company has no knowledge of (i) any infringement or claimed infringement by it or the Subsidiary of any Intellectual Property Rights of any third party or (ii) any infringement by any third party of any such intellectual property right of the Company. Except as set forth in the Prospectus, the Company is not obligated or any liability to make any payment by way of royalty, fee or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property Rights with respect to the Company's use thereof or in connection with the conduct of the business of the Company.

          1.24 The Company has taken reasonable measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights in all material respects.

          1.25 The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property described or referred to in the Prospectus to be owned or leased by it free and clear of all liens of any kind whatsoever, other than (i) those referred to in the Prospectus and (ii) liens for taxes not yet due and payable.

          1.26 Except as disclosed in the Registration Statement and the Prospectus, the Company has not issued, sold or offered for sale within the last three years any shares of its Common Stock, any right to acquire any shares of its Common Stock or any securities or instrument exercisable for or convertible into any shares of its Common Stock.

          1.27 There are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Securities payments, issuances, arrangements or understandings with respect to the Company or any of its officers, directors, stockholders, partners, employees, or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD") or for which the Company or any Underwriter may be responsible.

          1.28 As of the effective date of the Registration Statement, (i) the Common Stock has been duly registered under Section 12(g) of the Exchange Act, and (ii) the Common Stock has been approved for inclusion in the Automated Quotation System of the National Association of Securities Dealers, Inc. ("NASDAQ").

          1.29 Neither the Company nor to best of the Company's knowledge any officer, director or employee of or agent acting on behalf of the Company has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (iv) engaged in any transaction on behalf of the Company, maintained any bank account for the Company, or used any corporate funds of the Company, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          1.30 Except as set forth in the Prospectus, no officer, director or principal stockholder of the Company, nor any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) an interest in any person or entity that (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing or proposed agreements, arrangements, understandings, or transactions between or among the Company and any officer, director, or principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

          1.31 Any certificate signed by any officer of the Company on behalf of the Company and delivered to the Representative or to Representative's counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          1.32 The Company is not, and upon completion of the transactions contemplated hereby will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

          1.33 The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than such Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company, subject to the Representative's prior written approval thereof or consent thereto.

          1.34 The Company has obtained from each shareholder of the Company an enforceable written agreement that for the agreed upon terms, such shareholder will not, without the Representative's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or other dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for shares of Common Stock.

          1.35 The Company has (i) entered into an employment agreement with each of David J. Selina, Marshall E. Aster, and Jeffrey W. Marshall in the forms filed as Exhibits 10.14, 10.15 and 10.16, respectively, to the Registration Statement, and (ii) purchased term key-person insurance on the lives of ---------- and ------------- each in the amount of $1,000,000, which policies name the Company as the beneficiary thereof.

          1.36 No action has been taken suspending the registration or qualification of the Securities in any jurisdiction designated by the Representative pursuant to Section 4.2 hereof, nor have any proceedings been initiated or threatened for any such purpose.

          1.37 The computer systems, technology, products and software owned or licensed by each of the Company and the Subsidiaries, and which each of the Company and the Subsidiaries proposes to acquire or license, in order to conduct its business can accurately (i)process, record, store, calculate and present calendrical data including, but not limited to, calculating, comparing and sequencing from, into and between dates in the twentieth century (through the year 1999), the year 20000 and the twenty-first century, including leap year calculations, (ii) create, calculate, recognize, accept display, store, retrieve, access, compare, sort, manipulate, or process any information dependent on or relating to dates on or after December 31, 1999 or otherwise provide use of dates or date dependent or date related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and (iii) respond to two-digit input in a way that resolves ambiguity as to century in a disclosed, defined and pre-determined manner (collectively, "Year 2000 Compliant"). Each of the Company and the Subsidiaries has taken all reasonable steps to ensure that its products and services will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Neither the Company nor the Subsidiaries has specific information that would cause it to believe that any of its material vendors, suppliers, licensors or collaborators is not similarly situated.

     2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. The Company agrees to sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at the price set forth below, the number of Firm Shares set forth opposite its name on
Schedule I hereto, subject to adjustments in accordance with Section 9 hereof. The purchase price for the Firm Shares shall be $6.50 per Share.

          2.1 Payment for the Firm Shares shall be made to the Company by wire transfer or certified or bank cashier's check in same-day funds against delivery of certificates for the Firm Shares to the Representative for the several accounts of the Underwriters. Such payment and delivery shall be conducted at the offices of NTB, 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202 (or such other place as mutually may be agreed upon by the Representative and the Company), at -------- a.m. Denver, time, on the fourth full Business Day after the date of this Agreement or at such other time and date thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the "Firm Closing Date."

          2.2 In addition, the Company hereby grants to the several Underwriters an option to purchase, on the terms and subject to the conditions set forth herein, up to 120,000 Option Shares at the price per Share set forth above, solely to cover over-allotments in the sale of the Firm Shares. Nothing contained herein shall obligate the Underwriters to make any over-allotments in the sale of the Firm Shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          2.3 The over-allotment option may be exercised, in whole or in part, at any time upon written notice given within 45 days after the date of this Agreement, by NTB, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the over-allotment option, the names and denominations in which the certificates representing the Option Shares are to be registered and the time and date at which such certificates are to be delivered (such time and date being referred to herein as the "Option Closing Date"). The Option Closing Date shall be determined by the Representative but shall not be earlier than 3 nor later than 10 full Business Days after the exercise of the over-allotment option, nor in any event prior to the Firm Closing Date. If the date of exercise of the over-allotment option is 3 or more days before the Firm Closing Date, the notice of exercise shall set the Firm Closing Date as the Option Closing Date. As Representative of the several Underwriters, NTB may cancel the over-allotment option at any time prior to its expiration by giving written notice of such cancellation to the Company. If the over-allotment option is exercised, payment for the Option Shares shall be made to the Company on the Option Closing Date by wire transfer or certified or bank cashier's check in same-day funds against delivery of certificates for the Option Shares at the above stated offices of NTB in Denver, Colorado. Delivery of certificates for the Firm Shares and any Option Shares shall be made by or on behalf of the Company through the facilities of the Depository Trust Company ("DTC") to the Representative for the respective accounts of the several Underwriters, against payment of the purchase price therefore by wire transfer or certified or bank cashier's check in same-day funds to the order of the Company. Certificates for the Firm Shares and any Option Shares shall be registered in such names and denominations as the Representative shall have requested at least 2 full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location as may be designated by the Representative at least 1 full Business Day prior to such Closing
Date. Time shall be of the essence, and delivery at the time and place specified is a further condition to the obligations of each Underwriter.

          2.4 At the closing of the sale of the Firm Shares, the Company will sell and deliver to the Representative, at an aggregate purchase price of $100, Representative's Warrants, dated the Firm Closing Date, substantially in the form filed as an exhibit to the Registration Statement, evidencing the right of the Representative, and/or Representative's permitted designees, to purchase up to 120,000 shares (equal to 10% of the Firm Shares) of Common Stock (subject to adjustment as provided in the Representative's Warrants) at the price of $----- per share and on the terms and conditions provided in the Warrants. The Company shall not be obligated to sell and deliver the Representative's Warrants, and the Representative shall not be obligated to purchase and pay for the Warrants, except upon payment for the Firm Shares.

     3. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters intend to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that Option Shares are purchased pursuant to the over-allotment option, the Underwriters will offer them to the public on the foregoing terms. It is further understood that the Representative will act as the representative for the Underwriters in the offering and sale of the Securities pursuant to an Agreement Among Underwriters entered into by the Representative and the several other Underwriters.

     4. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

          4.1 If the Registration Statement has not yet been declared effective, the Company shall use its best efforts to cause the Registration Statement and any amendment thereto to become effective under the Act and, upon notification from the Commission that the Registration Statement or any amendment thereto has become effective, shall so advise you immediately, in writing. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424(b) under the Act and notify you in writing of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall carefully prepare and file with the Commission promptly upon your request, any amendment of or supplement to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities; and the Company shall not file or make any amendment of or supplement to the Registration Statement or the Prospectus which is not approved by you after reasonable notice from the Company to you, which approval shall not be unreasonably withheld or delayed. The Company shall advise you immediately of the issuance by the Commission, any state securities commission or any other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          4.2 The Company shall cooperate with you and your counsel in connection with the registration or qualification of the Securities for sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative shall designate and the continuance of such qualification in effect for so long a period as the Representative may reasonably request, except the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not already so qualified or to execute a general consent to service of process in actions other then those arising out of the offer and sale of the Securities or take any action which would subject it to taxation in any jurisdiction where it is not now so subject.

          4.3 Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or would omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is otherwise necessary, in the opinion of the Company or in your opinion, to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company or you, as the case may be, shall promptly notify the other party and the Company shall amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          4.4 The Company shall make generally available to its security holders (and shall deliver to you), in the manner contemplated by Rule 158(b) under the Act, as soon as practicable but in any event not later then 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of Registration Statement occurs, an earnings statement satisfying the requirements of Section 11(a) of the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement; and will advise you in writing when such statement has been made available.

          4.5 For a period of five years from the Firm Closing Date, the Company will deliver to you on a timely basis (i) a copy of each report, including, without limitation, reports on Form 8-K, 10-C, 10-K (or 10-KSB) and 10-Q (or 10-QSB) or any successor form and exhibits thereto filed with or furnished by the Company to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD") on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 (or any successor form) received or prepared by the Company from time to time; and (iv) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense.

          4.6 The Company shall furnish or cause to be furnished to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto, the Prospectus, and all amendments and supplements thereto, including any Prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may request. The Company will deliver to the Representative, at or before the Firm Closing Date, two signed copies of the Registration Statement and all pre-effective or post-effective amendments thereto including all exhibits filed therewith.

          4.7 The Company shall not, during the 180 day period following the Firm Closing Date, except with the Representative's prior written consent, offer for sale, contract to sell, issue, distribute, grant any option, right or warrant to purchase any shares of Common Stock or other equity securities of the Company or any securities convertible into shares of Common Stock or such other equity securities, except the Securities, the Representative's Securities, those options to purchase shares of Common Stock issued under the Company's Equity Incentive Plan and those other options to purchase shares of Common Stock (collectively the "Options") and shares of Common Stock issued upon exercise of the Options, as those Options are described in the Prospectus.

          4.8 The Company shall cause (i) each officer and director of the Company and each holder of 5% or more of the Company's Common Stock (or securities convertible into shares Common Stock) to furnish to the Representative, prior to the date of this Agreement, in form and substance satisfactory to Representative's counsel, whereby each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option or other right to purchase or otherwise dispose of or contract to dispose of any of their shares of the Company's Common Stock (or any security convertible into shares of the Company's Common Stock) without the Representative's prior written consent during the 12 month period following the effective date of the Registration Statement; and (ii) each other holder of the Company's Common Stock (or other security convertible into Common Stock) to furnish to the Representative, prior to the date of this Agreement, a written agreement, in form and substance satisfactory to Representative's counsel whereby each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option or other right to purchase or otherwise dispose of or contract to dispose of any of their shares of the Company's Common Stock (or any security convertible into shares of the Company's Common Stock) for a period of 9 months from the effective date of the Registration Statement without the Representative's prior written consent. Except as the Representative may consent, in it sole discretion, the foregoing agreements shall also provide that any sale of shares of the Company's Common Stock by any such person during the 18 month period from the effective date of the Registration Statement, and which sale is made pursuant to Rule 144 under the Act (or comparable provision under the Act) shall be made only in a transaction or transactions by or directly with the Representative, providing the compensation charged by the Representative is competitive with other broker-dealers.

          4.9 The Company shall not take, or permit any of its officers of directors or shareholders or any affiliate (within the meaning of the term "affiliate" in the Rules and Regulations) to take, directly or indirectly, any action designed to or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and has not effected any sales of shares of Common Stock or other securities that are required to be disclosed in response to Item 26 of Part II of the Registration Statement.

          4.10 The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          4.11 The Company shall timely file all such reports, forms and other documents as may be required (including, without limitation, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed shall comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

          4.12 The Company shall use its best efforts to maintain the inclusion of the Common Stock for quotation on the SmallCap Market of NASDAQ.

          4.13 For a period of three years from the Firm Closing Date, the Company shall (i) retain American Securities Transfer & Trust, Inc., Denver, Colorado as the transfer agent for the Common Stock and shall instruct the transfer agent to furnish to the Representative, as and to the extent reasonably requested by the Representative, at the Company's sole expense, with copies of the Company's stock transfer sheets relating to the Company's securities, including a current list of the holders of all of the Company's securities and a list of the beneficial owners of securities held by Depository Trust Company; (ii) retain such accounting firm as the Company's independent public accountants as shall be reasonably acceptable to the Representative; and (iii) retain such financial public relations firm as shall be reasonably acceptable to the Representative for consecutive 6 month terms; provided, however, that any renewal of such firm's engagement shall be subject to NTB's approval.

          4.14 The Company shall take all necessary action, on an expedited basis, to be included effective with the First Closing Date in Standard and Poor's Corporate Records, Stock Quotes and Stock Guide published by Standard and Poor's Corporation and to continue such inclusion for a period of not less than seven years from the Firm Closing Date.

          4.15 Until that date which is 90 days after the Firm Closing Date, the Company shall not, without the prior written approval of the Representative, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations or such releases as counsel for the Representative and the Company have advised are necessary to comply with applicable law.

          4.16 For a period of two years from the Firm Closing Date, the Company agrees that NTB shall have the right to designate one person as an advisor to the Company's Board of Directors. Such advisor will be reimbursed for his or her expenses in attending meetings of the Board of Directors and will receive cash compensation equal to that received by any other outside director but will have no power to vote as a director. Such person shall be indemnified by the Company against any claim arising out of his or her participation in meetings of the Board of Directors to the same extent as directors. During the stated two year period, NTB's advisor to the Company's Board of Directors will be (i) invited to attend all meetings of the Company's Board of Directors; (ii) provided with a copy of all Actions by Unanimous Written Consent of the Board of Directors in Lieu of an Actual Meeting; (iii) furnished with a copy of all public filings by the Company and Company press releases as released; (iv) updated by the Company's management, on at least a quarterly basis, regarding the Company's activities, prospects and financial condition; and
(v) advised immediately of material events to the extent consistent with applicable law. During the subject two year period, the Company shall hold meetings of its Board of Directors at intervals of not less than once each calendar quarter. Any advisor to the Company's Board of Directors designated by NTB shall be acceptable to the Company, which acceptance shall not be unreasonably withheld.

          4.17 For a period of 12 months from the Firm Closing Date, the Company shall not authorize or otherwise effect any change in the compensation to any officer and/or director of the Company without 30 days' prior written notice to the Representative.

          4.18 On the Firm Closing Date, the Company shall enter into a consulting agreement, retaining NTB, individually, and not as Representative of the Underwriters, as financial consultant to the Company for a period of 24 months at a fee of $48,000 payable in full on the Firm Closing Date. As financial consultant, the Representative will advise the Company as to market conditions, financial alternatives, resource allocation and similar investment banking services. Such consulting agreement shall also provide for compensation to the Representative as follows: 5% of the first $3 million, 2.5% of any consideration between $3 million and $5 million; 2% of any consideration between $5 million and $10 million; and 1% of any consideration greater than $10 million paid or received by the Company (or its shareholders) in any transaction (including mergers, assets sales and acquisitions) accepted by the Company (or its shareholders) within 36 months from the Firm Closing Date, provided the Representative introduced the other party to the Company.

     5. COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) all expenses (including stock transfer taxes, if any) incurred in connection with the delivery of the Firm Shares and Option Shares to the Underwriters, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters, except as provided in (iii) below) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements and any letters transmitting the offering material to selling group members (including costs of shipment and delivery), (iii) all filing fees and fees and disbursements of Representative's counsel incurred in connection with the qualification of the Securities under state securities laws as provided in Section 4.2 hereof, (iv) the filing fees of the Commission and NASD, (v) the fees and expenses of inclusion of the Common Stock on NASDAQ NMS as well as and any other securities exchange, (vi) the cost of printing certificates representing the Common Stock, (vii) the cost and charges of the transfer agent or registrar, (viii) the costs of "tombstone" advertisements in such publications as you shall reasonably request, as well as the costs of any other advertising undertaken at the Company's request, (ix) the costs of preparing, printing and distributing bound volumes for the Representative and its counsel, (x) all fees and costs for due diligence information, examinations, (xi) the costs and expenses associated with the production of materials related to and travel expenses incurred by the Company's management and you in connection with, the various meetings to be held between the Company's management and prospective investors; and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise provided for in this section. In addition, the Company shall also pay you, individually and not in your capacity as Representative, at the applicable Closing Date, a non-accountable expense allowance equal to 2% of the initial public offering price of the Securities purchased on such Closing Date (including Option Shares purchased pursuant to the option granted pursuant to Section 2 hereof). If the sale of the Securities provided for herein is not consummated by reason of any termination of this Agreement pursuant to Section 10.2 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or because any condition of the Underwriters' obligations set forth in Section 6 herein is not fulfilled, the Company shall reimburse the Representative for all of Representative's accountable out-of-pocket expenses (including fees and disbursements of its counsel) actually incurred by the Representative in connection with the investigation, preparing to market and marketing of the Securities or in contemplation of performing its obligations hereunder, such reimbursement not to exceed in the aggregate $65,000. You acknowledge that $45,000 has been paid to you pursuant to the Company's prior agreement to be applied against the expense allowance (and which shall be applied toward such reimbursement of the Representative). You agree that any portion of such $45,000 that is not necessary to reimburse you for your out-of-pocket expenses actually incurred if the sale of the Securities, as contemplated by this Agreement, is not consummated for any reason shall be repaid to the Company.

     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Firm Shares on the Firm Closing Date and the Option Shares, if any, on the Option Closing Date shall be subject, as of the date hereof, the Firm Closing Date and the relevant Option Closing Date, if any, respectively, of each of the representations and warranties on the part of the Company contained herein, to the performance by the Company of all of its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereunder, and to the following additional conditions:

          6.1 The Registration Statement thereto shall have become effective not later than 5:30 p.m., Washington, D.C. time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative; all post-effective amendments thereto shall have become effective and all filings required by Rule 424(b) and Rule 430A under the Act have been completed within the time period required by the Rules and Regulations prior to the Firm Closing Date; no stop order suspending the effectiveness of the Registration Statement, or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of such an order shall have been indicated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to Representative's satisfaction.

          6.2  The Representative shall not have advised the Company that
(i) the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made not misleading, or (ii) that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          6.3 On or prior to the Firm Closing Date and the Option Closing Date, if any, the Representative shall have received from John G. Herbert, P.C., counsel for the Representative, such opinion or opinions with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Underwriting Agreement and the transactions contemplated hereby as the Representative reasonably may require, and such counsel shall have received from the Company or counsel to the Company such documents and information as they reasonably request to enable them to pass upon such matters.

          6.4 The Representative shall have received at or prior to the date of this Agreement, the Firm Closing Date from John G. Herbert, P.C., a memorandum or written summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

          6.5 The Representative shall have received on the Firm Closing Date the opinion of Gorsuch Kirgis LLP, counsel for the Company, dated such Closing Date, addressed to the Representative covering the matters set forth on Annex A attached hereto.

          6.6 The Representative shall have received on the Firm Closing Date the opinion of ---------------------, special counsel to the Company with respect to intellectual property matters, dated such Closing Date, addressed to the Representative covering the matters set forth on Annex B attached hereto.

          6.7 The Representative shall have received at the Option Closing Date, if any, the favorable opinions of the Company's counsel and special counsel, respectively, addressed to the Representative, confirming as of such Option Closing Date the statements made by such counsel in its opinion delivered on the Firm Closing Date.

          6.8 As of the Firm Closing Date and Option Closing Date, if any, (i) there shall have been no transaction, not in the ordinary course of business, entered into by the Company after the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company; (ii) the Company shall not be in material breach or material default under any provision of any instrument relating to any outstanding indebtedness;
(iii) the Company shall not have issued any securities (other than as described in the Registration Statement and other than the Securities and the Representative's Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there shall not have been any change in the capital stock or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or involving or affecting its business or properties, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could have a material adverse effect on the Company, except as set forth in the Registration Statement and Prospectus; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state securities regulatory agency.

          6.9 The Representative shall have received on the Firm Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company, signed by the Chief Executive Officer and by the Chief Financial Officer to the effect that each of such persons has carefully reviewed the Registration Statement, the Prospectus and this Agreement, and that, as of such Closing Date:

                    6.9.1 The Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are, to the best of each of such person's knowledge after due inquiry, contemplated by the Commission; and

                    6.9.2 The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Firm Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to the Firm Closing Date or the Option Closing Date, as the case may be; and

                    6.9.3     they have carefully examined the
          Registration Statement, the Prospectus and any amendments or supplements thereto, and (a) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (c) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, or declared or paid any dividend on any capital stock of the Company, and there has not been any change in the capital stock, or any material increase, in the short-term debt or long-term debt (including any capitalized lease obligation), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change, or any development involving a prospective material change, in the business, key personnel, condition (financial or other), properties, assets, net worth or results of operations of the Company, and the Company has not sustained any material loss or damage to its property or interference with its business, whether or not any of the foregoing is insured, which is material to the Company, and (d) except as disclosed in the Prospectus, there is not pending, threatened or, to their knowledge, contemplated any action, suit, proceeding or investigation before or by any court or governmental agency or body, or any arbitrator which would result in any material adverse change in the general affairs, business, condition (financial or other) properties, assets, net worth or results of operations of the Company.

          6.10 The Representative shall have received on or prior to the date of this Agreement, the approval of the NASD of the terms of the Underwriters' participation in the distribution of the Securities and the amount and type of compensation allowable or payable to the Representative and the Underwriters therefor.

          6.11 The Representative shall have received a signed letter from Arthur Anderson LLP, addressed to the Representative, on the date of this Agreement, the Firm Closing Date and, if applicable, the Option Closing Date, respectively, and a draft of such letter not less than five days prior to each said date, from Arthur Anderson LLP dated as of the date hereof, the Firm Closing Date and, if applicable, the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter to the Representative delivered by Arthur Anderson LLP on the date hereof, which letter shall be to the effect set forth in Annex C hereto, that nothing has come to their attention during the period from the date not more than 5 days prior to date hereof, to a date not more than 5 days prior to the Firm Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Firm Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representative.

          6.12 On each of the Firm Closing Date and relevant Option Closing Date, if any, there shall have been duly tendered to the Representative for its account and the accounts of the several
Underwriters, certificates representing the Securities in the names and denominations instructed by the Representative against payment therefor as provided herein.

          6.13 No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to Section 4.2 hereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be threatened.

          6.14 On or before the Firm Closing Date, the Company shall have executed and delivered to the Representative the Representative's Warrants in such denominations and in the names of such designees as shall have been instructed by the Representative in writing.

          6.15 On or before the date of this Agreement, the Common Stock shall have been duly approved for inclusion on NASDAQ SmallCap Market subject to official notice of issuance.

          6.16 Since the effective date of the Registration Statement, the Company shall not have sustained any loss by fire, flood, accident or other calamity, nor shall it have become a party to or the subject of any litigation, individually or in the aggregate, which is materially adverse to the Company, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change, in your reasonable judgment, shall render it inadvisable to proceed with the delivery of the Securities.

          6.17 Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6.11 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          6.18 At or prior to the Firm Closing Date, the Representative shall have received the written agreements and performance of the matters specified in Sections 4.8 and 4.18 hereof.

          6.19 Prior to the Firm Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents confirming the representations and warranties of the Company and compliance with the conditions contained herein as the Representative may reasonably have requested.

          The options and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all respects reasonably satisfactory to the Representative and its counsel.

          If any of the conditions established in this Section 6 shall not have been fulfilled when and as required, the obligations of the Underwriters hereunder may be terminated at the election of the Representative upon written notification to the Company on or prior to the Firm Closing Date or the Option Closing Date, if any, as the case may be without liability on the part of any Underwriter, including the Representative, or the Company except to the extent provided in Sections 5, 7 and 10 hereof.

     7.   INDEMNIFICATION.

          7.1 The Company will indemnify and hold harmless each Underwriter, its officers, directors and counsel and each person, if any, who controls any Underwriter (including each person who may be substituted for an Underwriter as provided in Section 9 hereof) within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter, its officers, directors or counsel or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application or other document executed by the Company or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any of the Shares for offer/sale under the securities laws thereof or filed with the SEC or any securities association or exchange (any such document, application or information being hereinafter called an "Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made). The Company agrees to reimburse each such indemnified party for any legal fees or other expense as incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Claims; provided, however, the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Application in reliance upon and in conformity with written information furnished by the Representative to the Company pursuant to Section 12 of this Agreement. The indemnification obligations of the Company as provided herein are in addition to and in no way limit any liability the Company may otherwise have.

          7.2 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representative), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application, or arises out of or is based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Application in reliance solely upon and in conformity with written information furnished by the Representative to the Company pursuant to
Section 12 of this Agreement. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          7.3 Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          7.4 Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the last sentence of Section 7.3 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel approved by the Representative, if one or more of the Underwriters or their officers, directors, counsel or controlling persons are the indemnified parties);
(b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or (c) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          7.5 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection 7.1 or 7.2 hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a), but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per Share appearing on the cover page of the Prospectus bears to the public offering price per Share appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections 7.3 and 7.4 of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          7.6 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection 7.5 of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

          7.7 If any proceeding is brought in a court of competent jurisdiction against any person in respect of which indemnification or contribution may be sought under this Section 7, the other parties hereto hereby (a) consent to the jurisdiction of the court in which such proceeding is brought for purposes of enforcing this Section 7, (b) agree that process issuing from such court may be served upon them by any other person seeking indemnification or contribution; and (c) agree that they may be joined as additional defendants in any such proceeding.

     8. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The indemnity and contribution agreements contained in
Section 7 and the representations, warranties and agreements of the Company in Sections 1 and 4 hereof shall survive the delivery of the Securities to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any indemnified party.

     9. DEFAULT BY UNDERWRITERS; SUBSTITUTION. If on the Firm Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the securities which such Underwriter has agreed to purchase and pay for on such data (otherwise than by reason of the nonfulfillment of any condition to its obligation to do so hereunder), you, as Representative of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of securities with respect to which such default shall occur does not exceed 9.09% of the Firm Securities or Option Securities as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase (provided that any non-defaulting Underwriter shall not be obligated to purchase any Securities which the defaulting Underwriter(s) agreed to purchase if such additional purchase would cause the non-defaulting Underwriter to be in violation of the net capital rules of the Commission), or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 9.09% of the Firm Securities or Option Securities, as the case may be, covered hereby, you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, or of the Company except for expenses to be borne by the Company as provided in
Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Firm Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  EFFECTIVE DATE AND TERMINATION.

          10.1 Subject to its execution and delivery by the parties this Agreement shall become effective at 10:00 a.m., Denver time, on the later of (i) the first full Business Day following the date the Registration Statement becomes effective or (ii) at such time after the Registration Statement becomes effective as you, in your discretion, shall release the Firm Shares for the sale to the public. You shall notify the Company and its counsel immediately after you have taken any action that causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving written notice as hereinafter provided to you or by you giving notice as hereinafter provided to the Company, except that the provisions of Sections 5, 7 and 10 hereof shall at all times be effective. For purposes of this Agreement, the release of the Firm Shares for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Shares to securities dealers or release for publication a newspaper advertisement relating to the Securities, whichever occurs first.

          10.2 Without limiting the right to terminate this Agreement pursuant to any other provision hereof, the Representative shall have the right to terminated this Agreement at any time on or before the Firm Closing Date or terminate any obligation of the Underwriters to purchase the Option Shares at any time on or before the Option Closing Date, as the case may be, if any of the following has occurred since the effective date hereof: (A) the Company shall have failed, refused or been unable to perform any agreement or condition on its part to be performed hereunder unless compliance therewith or performance or satisfaction thereof shall have been expressly waived in writing by the Representative; (B) any other condition of the obligations of the Underwriters is not fulfilled; (C) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement which is not reflected in the Registration Statement but should be reflected therein (exclusive of any amendment or supplement thereto) to make the statements or information contained therein not misleading in any material respect; (D) any outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by the United States or any other substantial national calamity or emergency; (E) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ or any suspension of trading in the common stock of the Company on the NASDAQ; or (F) declaration of a banking moratorium by either federal or state authorities or a moratorium in foreign exchange trading by major international banks or persons has been declared.

          10.3 In the event the NASD determines that any person has rendered services of any nature whatsoever to the Company for which such person has received compensation required to be aggregated with the compensation to be received by the Representative, the Representative may terminate this Agreement and its obligations with respect to the public offering, without liability on its part of any kind to the Company; and in any such event the Company shall reimburse NTB for all of its accountable expenses in the maximum amount of $65,000, inclusive of the $45,000 previously paid by the Company.

          10.4 Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Underwriters, except as otherwise provided in Sections 5 and 7 hereof and this Section 10.

          10.5 Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph, facsimile or telephone, and if by telephone, shall be immediately confirmed in writing.

     11. NOTICES. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be in writing and hand delivered or sent by mail or facsimile transmission to Cavion Technologies, Inc., at 7475 Dakin Street, Suite 607, Denver, Colorado 80221, facsimile number: (303) 657-8212, Attn: President, and (b) whenever notice is required by the provisions hereof to be given to the Representative, such notice shall be in writing and hand delivered or sent by mail or facsimile transmission to Neidiger, Tucker, Bruner, Inc., 300 Plaza Level, 1675 Larimer Street, Denver, Colorado, 80202, facsimile number: (303) 623-9310, Attn:
Corporate Finance Department.

     12.  INFORMATION FURNISHED BY UNDERWRITERS.  [to be completed]

     13. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to any choice of law or conflict of law provision or rule whether of the State of Colorado or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Colorado. The parties agree to the exclusive jurisdiction of the courts of the State of Colorado or of the United States of America for the District of Colorado, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, in connection with any action brought by any party hereto relating to this Agreement or the transactions which are the subject matter hereof.

     15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Representative's Warrant Agreement and the Financial Consultant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings, and negotiations with respect to the subject matter hereof, including without limitation a letter of intent dated December 22, 1998 and accepted December 23, 1998 between the Company and NTB. This Agreement may not be amended except in a writing signed by the Representative and the Company.

     16. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. The parties agree, however, that in the event any provision of this Agreement shall be declared invalid or unenforceable, the parties shall negotiate a new provision achieving to the extent possible the purpose of the invalid provision.

     17. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and each of the several Underwriters.

                         Very truly yours,

                         CAVION TECHNOLOGIES, INC.


                         By   -------------------------------------
                              David J. Selina
                              President and Chief Executive Officer


                         Confirmed and accepted
                         as of the date first above written:



                         NEIDIGER, TUCKER, BRUNER, INC.

                         As Representative of the several Underwriters named in the attached Schedule I hereto

                         By:  NEIDIGER, TUCKER, BRUNER, INC.


                         By   -----------------------------------------
                              Anthony B. Petrelli
                              Senior Vice President

                                SCHEDULE I


                                             Number of Firm
Name of Underwriter                          Shares to be Purchased
------------------

Neidiger, Tucker, Bruner, Inc...............


                                             ---------
     TOTAL                                   1,200,000
                                             =========




                                  ANNEX A

                  Matters to be Covered in the Opinion of
                Gorsuch Kirgis LLP, Counsel for the Company


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority necessary to own or hold its properties and conduct the business in which it is presently engaged as described in the Prospectus and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the properties owned or held by it make such qualification necessary.

     (ii) The authorized, issued and outstanding share capital of the company as of the effective date of the Registration Statement is as set forth under the caption "Capitalization" in the Prospectus, the Common Stock and the Representative's Warrants conform to the descriptions thereof contained under the captions "Description of Securities" and "Underwriting" in the Prospectus. The outstanding shares of Common Stock have been, and the Shares upon issuance and delivery and payment therefor in the manner herein described and in the Representative's Warrants, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or, except as described in the Registration Statement, other rights to subscribe for or to purchase from the Company, or any restriction upon the voting or transfer of, any Common Stock pursuant to the Company's Articles of Incorporation or Bylaws, as amended, or other governing documents or, to the best knowledge of such counsel, any agreement or other instrument to which the Company is a party or by which it is bound, except restrictions under applicable securities laws.

     (iii) To the best of such counsel's knowledge, the Company is not, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or of the Representative's Warrants or consummation of the transactions contemplated hereby or thereby result in a violation of, or constitute a default under, the Company's Articles of Incorporation or Bylaws, as amended, or other governing documents of the Company, or any agreement, indenture or other instrument to which the Company is a party or by which it is bound nor will the performance by the Company of its obligations hereunder or under the Representative's Warrants violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties which would have a material and adverse effect, or result in the creation or imposition of any lien, charge, claim or encumbrance, upon any property or asset of the Company.

     (iv) Each of this Underwriting Agreement, the Representative's Warrants and the Financial Consultant Agreement has been duly authorized, executed and delivered by the Company, constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms except insofar as rights to indemnity and/or contribution may be limited by applicable securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (v) The shares of Common Stock issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Representative's Warrants, respectively, will be duly and validly issued, fully paid and nonassessable.

     (vi) The certificates representing the Shares and the Representative's Warrants are in due and proper form.

     (vii) The information, if any, required to be set forth in the Registration Statement in answer to Item ----- of Form SB-2 (insofar as its relates to such counsel) is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects, and the description of the Company's Equity Incentive Plan and other option arrangements, and the shares and options which may be issued and granted thereunder, set forth in the Prospectus is accurate in all material respects.

     (viii) All descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings, contracts and other documents and the description of the consequences to the Company of such laws, proceedings or documents are accurate and fairly present the information required to be shown; and to the best knowledge of such counsel, there are no contracts or documents of a character required to be summarized or described in the Prospectus or to be filed as exhibits to the Registration Statement which are not so summarized, described or filed, nor to the best knowledge of such counsel, is there any pending or threatened litigation or any governmental proceeding, statute or regulation required to be described in the Prospectus which is not so described.
     (ix) To the best of such counsel's knowledge, no holder of any securities of the Company has any right to require registration of shares of Common Stock or other securities of the Company under the Act, except as any such right may arise under the Representative's Warrant Agreement.

     (x) The presently outstanding shares of Common Stock of the Company were issued in transactions which were not subject to the registration provisions of the Act and applicable state securities laws. To the best knowledge of such counsel, there is a reasonable basis to conclude that neither the offering nor sale of any presently outstanding shares of Common Stock will be integrated with the offering of the Shares for purposes of registration under the Act or qualification under any state securities laws.

     (xi) Except for the order of the Commission declaring the Registration Statement effective under the Act, and except for permits and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any federal or state court, governmental agency or body is required in connection with the consummation by the Company of the transactions contemplated by this Underwriting Agreement, the Representative's Warrants or the Financial Consulting Agreement.

     (xii) The Registration Statement and all post-effective amendments thereto have become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission or any state of the United States or other regulatory body and all filings required by Rule 424 under the Act in connection with the public offering of the Shares have been made within the time periods required; and the Registration Statement and the Prospectus and any amendment or supplement thereto, as of their respective effective dates, comply as to form in all material respects with the requirements of the Act (except that counsel need express no opinion with respect to the financial statements, management's discussion and analysis or other financial data included therein).

     (xiii)    The Company meets all the requirements for filing on Form
SB-2.

     (xiv) The Company is not, and following completion of the offering of the Shares and receipt and intended investment of proceeds therefrom as described in the Final Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

     In rendering the foregoing opinion, counsel may state that such opinion is limited to federal and applicable state law, and rely, as to matters of fact, upon certificates of responsible officers of the Company and on certificates of public officials, and may base its opinion upon such reasonable investigations and assumptions as shall be set forth in such opinion. In rendering such opinion such counsel may rely, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel to the Underwriters) of other counsel familiar with the applicable laws and admitted to practice in the applicable jurisdiction. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that in their opinion you and they are justified in relying thereon. In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and related matters were discussed and; although such counsel has not independently verified, is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement, as of the date it is declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the Closing Date includes an untrue statement of a material tact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not comment as to the financial statements, management's discussion and analysis, and other financial data included in the Registration Statement, the Prospectus or the exhibits to the Registration Statement).




                                  ANNEX B

          Matters to be Covered in the Opinion of Special Counsel


     1. such counsel represents the Company in certain matters relating to intellectual property, including patents and proprietary rights;

     2. such counsel is familiar with the technology and processes used by the Company in its business and the manner of its use and has read the portions of the Registration Statement and the Prospectus entitled "Risk Factors-- --------------," and "Business-- -----------------," "Business--
---------------," "Proprietary Rights, Trade Names and Trademarks";

     3. to the extent that the Intellectual Property Portion contains descriptions of the Company's patent applications and patent applications licensed to the Company (collectively the "Applications") and patents issued to or otherwise owned or licensed by it (collectively the "Patents"), such descriptions are accurate and do not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     4. such counsel has reviewed the Patents and Applications which Patents and Applications are described in the Intellectual Property Portion, and based upon such review, a review of the prior art references made known to counsel and discussions with Company personnel, such counsel is aware of no valid United States or foreign issued patent that is or would be infringed by the activities of the Company in the manufacture, use or sale of any product or proposed product or other material as described in the Prospectus and made or used according to the Patents or the Applications;

     5. The Applications have been properly prepared and filed on behalf of the Company or its strategic partners, as the case may be, and are being diligently pursued by the Company or its strategic partners, as the case may be; each of the Applications is assigned or licensed to the Company or its strategic partners, as the case may be; to such counsel's knowledge, no other entity or individual has any right in or to any of the inventions claimed in any of the Applications or patents sought to be issued therefrom; and each of the Applications discloses patentable subject matter; and

     6. such counsel is aware of no pending or threatened judicial, administrative or other proceedings by governmental authorities or others relating to the Patents or Applications challenging the validity or scope of the Patents or Applications (other than customary prosecution proceedings relating to the Applications).

     Such counsel shall also state that it has no reason to believe that the information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Intellectual Property Portion of the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering any such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and public officials, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

     References to the Registration Statement and the Prospectus in this Annex shall include any amendment or supplement thereto at the date of such opinion.




                                  ANNEX C

                Matters to be Covered in the Comfort Letter
                          of Arthur Anderson LLP

     1. confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

     2. stating their opinion that, (i) the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2, (ii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including examinations of the instruments of the Company set forth under "Capitalization" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus;
(b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and discussions referred to in clause (ii) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company, for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and
(2) the comparison of specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards), are not in agreement;

     3. stating that they have not during the immediately preceding five year period (or such shorter period as the Company shall have been in existence) brought to the attention of any of the Company's management any "material weakness," as defined in Statement of Auditing Standard No.60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls;

     4. stating that they have in addition carried out certain specified procedures, not constituting an audit, with respect to certain pro forma financial information which is included in the Registration Statement and the Prospectus and that nothing has come to their attention as a result of such procedures that caused them to believe such unaudited pro forma financial information does not comply in form in all respects with the applicable accounting requirements of Item 301 Regulation S-B or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information; and

     5. statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.